CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB of Grant Enterprises, Inc. for the year ended December 31, 2006, I, Shahin Shadmer, Chief Executive Officer and Chief Financial Officer of Grant Enterprises, Inc. Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB for the period ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual Report on Form 10-KSB for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Grant Enterprises, Inc.

Dated: March 2, 2007

GRANT ENTERPRISES, INC.

By: /s/ Shahin Shadmer
Chief Executive Officer and
Chief Financial Officer